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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated February 13, 2004, accompanying the consolidated financial statements and schedules included in the Annual Report of Horizon Medical Products, Inc. on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of Horizon Medical Products, Inc. on Form S-3 (File No. 333-110876, effective December 10, 2003) and Form S-8 (File No. 333-99863,
effective September 20, 2002).


/s/ Grant Thornton LLP


Atlanta, Georgia
March 29, 2004